Exhibit 99.1: Peoples Financial Corporation Press Release Dated October 27, 2021

FOR IMMEDIATE RELEASE

For more information, contact:

Chevis C. Swetman, President and CEO

228-435-8205

cswetman@thepeoples.com

PEOPLES FINANCIAL CORPORATION REPORTS

RESULTS FOR THE THIRD QUARTER OF 2021

BILOXI, MS (October 27, 2021) - Peoples Financial Corporation (the “Company”)(OTCQX Best Market: PFBX), parent of The Peoples Bank, announced earnings for the third quarter ending September 30, 2021.

Net income for the third quarter of 2021 was $1,107,000 compared to a net loss of $4,262,000 for the third quarter of 2020. The earnings per weighted average common share for the third quarter of 2021 were $0.23 compared to loss per weighted average common share of $0.87 for the third quarter of 2020. Per share figures are based on weighted average common shares outstanding of 4,878,557 and 4,882,940 for the third quarters 2021 and 2020, respectively.

Net income for the first nine months of 2021 was $6,226,000 compared to a net loss of $3,416,000 for the first nine months of 2020. The earnings per weighted average common share for the first nine months of 2021 were $1.28 compared to loss per weighted average common share of $0.70 for the first nine months of 2020. Per share figures are based on weighted average common shares outstanding of 4,878,557 and 4,898,051 for the first nine months of 2021 and 2020, respectively.

The improvement in net income for 2021 is primarily due to the reduction in the provision for loan losses as compared with 2020. The provision for loan losses was $4,551,000 for the third quarter of 2020 as compared with a reduction in the provision for loan losses of $173,000 for the third quarter of 2021. The provision for loan losses was $5,948,000 for the first nine months of 2020 as compared with a reduction in the provision for loan losses of $5,004,000 for the first nine months of 2021. Specific events relating to one credit resulted in the Company recording a large provision in the third quarter of 2020. The Company recorded a recovery of previously charged-off principal on this same credit during the first quarter of 2021. Based on that transaction and the on-going evaluation of the credit quality of the entire loan portfolio, Management recorded a reduction in the provision for loan losses of $4,853,000 during the first quarter of 2021.

The Company’s net income for the first nine months of 2021 was also impacted by an increase in non-interest expense, primarily a result of the settlement of a lawsuit of $1,125,000.

“The Company continues to make progress on its financial goals,” said Chevis C. Swetman, chairman and chief executive officer of the Company and the Bank. He added, “The Board of Directors charged bank management with reducing non-performing assets and improving our efficiency ratio. We have made significant strides in achieving these goals, and pledge to continue our efforts.”

Strength, security and stability have been hallmarks of the Company since its founding in 1985 and of The Peoples Bank since its founding in 1896. With very few exceptions, we have paid semi-annual cash dividends to our shareholders, while maintaining the strong capital position our shareholders expect. The Company’s capital continues its position as one of the highest in the Southeast United States. The Company’s primary capital ratio was 13.38% and 15.36% at September 30, 2021 and 2020, respectively. The Company’s book value per share was $19.77 and $19.43 at September 30, 2021 and 2020, respectively.

Founded in 1896, with $825 million in total assets as of September 30, 2021, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to offering a comprehensive range of retail and commercial banking services, the Bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

Peoples Financial Corporation’s common stock is listed on the OTCQX Best Market under the symbol PFBX. Additional information is available on the Internet at the Company’s website, www.thepeoples.com, and at the website of the Securities and Exchange Commission, www.sec.gov.

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

PEOPLES FINANCIAL CORPORATION FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except weighted average shares and per share figures)

EARNINGS SUMMARY	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net interest income	$5,029	$4,363	$14,272	$13,208
Provision for loan losses	(173)	4,551	(5,004)	5,948
Non-interest income	1,663	1,594	4,848	5,613
Non-interest expense	5,554	5,668	17,694	16,289
Income taxes	204		204
Net income (loss)	1,107	(4,262)	6,226	(3,416)
Earnings (loss) per share	.23	(.87)	1.28	(.70)

TRANSACTIONS IN THE ALLOWANCE FOR LOAN LOSSES
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Allowance for loan losses, beginning	$4,128	$5,329	$4,426	$4,207
Recoveries	101	63	4,773	184
Charge-offs	(85)	(5,542)	(224)	(5,938)
Provision for loan losses	(173)	4,551	(5,004)	5,948
Allowance for loan losses, ending	$3,971	$4,401	$3,971	$4,401

ASSET QUALITY	September 30,
	2021		2020
Allowance for loan losses as a percentage of loans		1.58%		1.54%
Loans past due 90 days and still accruing	$		$
Nonaccrual loans		2,361		3,955

PERFORMANCE RATIOS (annualized)	September 30,
	2021	2020
Return on average assets	1.11%	(.70%)
Return on average equity	9.16%	(4.80%)
Net interest margin	2.71%	3.02%
Efficiency ratio	73%	127%
Primary capital	13.38%	15.36%

BALANCE SHEET SUMMARY	September 30,
	2021	2020
Total assets	$825,319	$688,954
Loans	251,046	286,567
Securities	469,328	252,145
Other real estate (ORE)	2,525	4,721
Total deposits	706,020	571,718
Shareholders' equity	96,472	94,813
Book value per share	19.77	19.43
Weighted average shares	4,878,557	4,898,051